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                                     EXHIBIT 23.2


CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of EIP Microwave, Inc. (the "Company") of our report dated November 20, 1997, relating to the financial statements of the Company and subsidiary appearing in the Company's Annual Report on Form 10-KSB for the year ended September 30, 1998. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.


/s/  Meredith, Cardozo, Lanz and Chiu LLP

Meredith, Cardozo, Lanz and Chiu LLP

San Jose, California
January 12, 1999